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                                                                     EXHIBIT 1.1

                               U.S. $300,000,000*
                          CENTERPOINT PROPERTIES TRUST
                                MEDIUM-TERM NOTES

                             DISTRIBUTION AGREEMENT

                                 August 20, 2002


Banc of America Securities LLC
Banc One Capital Markets, Inc.
Goldman, Sachs & Co.
Lehman Brothers Inc.
c/o Banc of America Securities LLC
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Ladies and Gentlemen:

         CenterPoint Properties Trust, a Maryland real estate investment trust (the "COMPANY"), confirms its agreement with you (each, an "AGENT," and, together, the "AGENTS") with respect to the issuance and sale by the Company of up to an aggregate of $300,000,000* in gross proceeds of its Medium-Term Notes Due Nine Months or More from Date of Issuance (the "NOTES"). The Notes are to be issued from time to time pursuant to an indenture, dated as of April 7, 1998 (the "ORIGINAL INDENTURE"), by and between the Company and U.S. Bank Trust National Association, as trustee (the "TRUSTEE"), as supplemented by the First Supplemental Indenture, dated as of April 7, 1998 (the "FIRST SUPPLEMENT"), the Second Supplemental Indenture, dated as of October 23, 1998 (the "SECOND SUPPLEMENT"), and the Third Supplemental Indenture, dated as of August 20, 2002 (the "THIRD SUPPLEMENT"), by and between the Company and the Trustee (the Original Indenture, as supplemented, and as may be further supplemented and amended from time to time, is referred to as the "INDENTURE").

         The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, specified currencies, issue prices, redemption and repayment provisions and other terms set forth in the Prospectus referred to in
Section 1(a) as it may be amended or supplemented from time to time, including any supplement providing for the interest rate, maturity and other terms of any Note (a "PRICING SUPPLEMENT"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the procedures referred to below. This Agreement shall only apply to sales of the

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*    Or the U.S. dollar equivalent in certain specified foreign currencies, composite currencies or currency units.

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Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

         Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell its Notes directly on its own behalf, the Company hereby (i) appoints the Agents, on a non-exclusive basis, as the agents of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to the Agents as principals it will enter into a separate agreement (each a "PURCHASE AGREEMENT"). Each such Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C hereto, relating to such sale in accordance with Section 2(e) hereof.

         SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agents as of the date hereof, as of the Closing Date (defined herein) and as of the times referred to in Sections 6(a) and 6(b) hereof (the Closing Date and each such time being hereinafter sometimes referred to as a "REPRESENTATION DATE"), as follows:

                  (a) A registration statement (File No. 333-42748) on Form S-3 with respect to, among other things, the Notes has been prepared and filed by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, and has become effective under the Act. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"). As used in this Agreement, (i) "REGISTRATION STATEMENT" means such registration statement (including all documents incorporated therein by reference) when it became effective under the Act, and as from time to time amended or supplemented thereafter, or, if later, at the time of the Company's filing of an annual report pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (if any post-effective amendment to any such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the time the most recent such amendment has been declared effective by the Commission); (ii) "BASIC PROSPECTUS" means the most recently filed prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (iii) "PROSPECTUS" means the Basic Prospectus (including all documents incorporated therein by reference) and any amendments or supplements thereto (including the applicable Pricing Supplement) relating to the Notes, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Prospectus. Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date (defined herein).

                  (b) The Registration Statement and each Prospectus conformed, and the Registration Statement and each Prospectus will conform as of the applicable Representation Date and at all times during each period during which, in the opinion of


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         counsel for the Agents, a prospectus relating to the Notes is required to be delivered under the Act and solicitation has not been suspended by the Company under Section 2(b) (each a "MARKETING PERIOD"), in all material respects to the requirements of the Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations; the Indenture, including any amendments and supplements thereto, conforms with the requirements of the Trust Indenture Act and the Rules and Regulations; and the Registration Statement, at the time it became effective, or, if later, at the time of the Company's filing of an annual report pursuant to the Exchange Act, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Registration Statement and each Prospectus do not, and will not as of the applicable Representation Date and at all times during each Marketing Period, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to the Prospectus only, in light of the circumstances under which they were made; PROVIDED, HOWEVER, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein or to any statements in or omissions from the statement of eligibility and qualification on Form T-1 (the "FORM T-1") of the Trustee under the Trust Indenture Act.

                  (c) The Company and CP Financing Trust, a Maryland real estate investment trust ("CPFT"), have been duly organized under the Maryland REIT Law and are validly existing as real estate investment trusts in good standing under the laws of Maryland and are duly qualified to do business and in good standing as foreign trusts in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective business requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

                  Other than CPFT, the Company's subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries taken as a whole; and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and, except for CPFT, none of the subsidiaries of the Company is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

                  (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of beneficial interest of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital


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         stock or issued shares of beneficial interest, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and except as set forth in the Prospectus are owned directly or indirectly by the Company as described in the Prospectus, free and clear of all liens, encumbrances, equities or claims.

                  (e) This Agreement and the Indenture have been and, in the case of any applicable Purchase Agreement at the time of execution will be, duly authorized, executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms; the execution, delivery and performance of this Agreement and any applicable Purchase Agreement and the Indenture by the Company and the consummation of the transactions contemplated hereby and thereby have been, or in the case of any applicable Purchase Agreement at the time of execution will be, duly authorized by all necessary corporate action and did not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries pursuant to any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor did or will such actions result in any violation of the provisions of the declaration of trust or charter, as the case may be, or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except for the registration of the Notes under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Agents, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body was or is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

                  (f) The Notes have been validly authorized for issuance and sale pursuant to this Agreement and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the Indenture and this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and the Notes have been duly executed, authenticated, delivered and paid for as provided in this Agreement and the Indenture, the Notes will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms and the terms of the Indenture. The Notes will conform and the Indenture conforms to the descriptions thereof contained in each Prospectus.

                  (g) Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person


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         the right to require the Company or any subsidiary of the Company to file a registration statement under the Securities Act with respect to any securities of the Company or any subsidiary of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                  (h) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock other than issuances of Common Shares in connection with stock option and other benefit plans and agreements, the conversion of preferred stock or debentures into Common Shares and the Company's Dividend Reinvestment and Stock Purchase Plan or material increase in the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

                  (i) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly and will present fairly at all times during each Marketing Period the financial condition and results of operations of the entities purported to be shown thereby; and said financial statements (including the related notes and supporting schedules) have been and will be at all times during each Marketing Period prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the financial schedules and other financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly, or will present fairly at all times during each Marketing Period, the information required to be stated therein.

                  (j) PricewaterhouseCoopers LLP, whose report appears in the Company's most recent Annual Report on Form 10-K which is incorporated by reference in the Prospectus, and if not the same auditors, the Company's outside auditors as of the applicable Representation Date, are or will be, as applicable, independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (k) (i) The Company and each of its subsidiaries have insurable title in fee simple to all real property and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries;
         (ii)all real property and buildings held


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         under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, which such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; (iii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of any of the Company or its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (iv) neither the Company nor any of its subsidiaries is in default under any of the leases pursuant to which any of the Company or its subsidiaries leases its properties and neither the Company nor any of its subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; except for any such defaults which would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; (v) except as described in the Prospectus, no tenant under any of the leases pursuant to which any of the Company or its subsidiaries leases properties has an option or right of first refusal to purchase the premises under such lease, which exercise of such right would, either individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; (vi) each of the properties of any of the Company or its subsidiaries complies with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and (vii) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the properties of any of the Company or its subsidiaries, except as may be described in the Prospectus or any such matter which would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

                  (l) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                  (m) The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except where the failure to own or possess such rights would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.


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                  (n) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (o) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                  (p) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers or stockholders of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                  (q) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

                  (r) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "pension plan " for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (s) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a material adverse effect on the consolidated financial condition, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.


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                  (t) Since the date as of which information is given in the
         Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than in connection with stock option and other benefit plans and agreements, the conversion of preferred stock or debentures into Common Shares and the issuance of shares under the Dividend Reinvestment and Stock Purchases Plan, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock (other than regular quarterly dividends).

                  (u) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (v) Neither the Company nor any of its subsidiaries (i) is in violation of its declaration of trust or charter, as the case may be, or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

                  (w) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (x) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of any material by the Company or any of its subsidiaries or, to the Company's knowledge, any of their predecessors in interest at, upon or from any of the properties now or previously owned or leased by the Company or its subsidiaries or any of their predecessors in interest in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require


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         remedial action damages other modification or cessation of any activity of the Company or any of its subsidiaries under any applicable law, common law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation, remedial action, damages, modification or cessation which would not have, singly or in the aggregate with all such violations, remedial actions, damages, modifications or cessations, a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and there has been no material spill, discharge, leak, emission, escape, dumping, migration or release of any kind onto such property or into the environment surrounding such property except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have, singly or in the aggregate with all such spills, discharges, leaks, emission, injections, escapes, dumpings and releases, a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

                  (y) Neither the Company nor any subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission promulgated thereunder.

                  (z) The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and its present and contemplated method of operation does and will enable it to meet the requirements for taxation as a REIT under the Code for the year ended December 31, 1994 and subsequent taxable years.

                  (aa) Each of the Company and its subsidiaries has title insurance on all real property described in the Prospectus as owned by such party in an amount at least equal to the greater of (a) the cost of acquisition of such property or assets and (b) the cost of construction of the improvements located on such properties.

                  (bb) The documents incorporated by reference into any Prospectus have been, and will be as of the applicable Representation Date and at all times during each Marketing Period, prepared in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder in all material respects; and none of such documents contained, in the light of the circumstances under which they were made, or will contain as of the applicable Representation Date and at all times during each Marketing Period, an untrue statement of a material fact or omitted, in the light of the circumstances under which they were made, or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such documents have been, or will be, as of the applicable Representation Date and at all times during each Marketing Period, timely filed as required thereby.

                  (cc) The Notes have been rated by a "nationally recognized statistical rating agency" (as that term is defined by the Commission for the purposes of Rule 436(g)(2) of


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         the Rules and Regulations), including one or both of Moody's Investor
         Services, Inc. and Standard & Poor's Corporation.

         SECTION 2. SOLICITATIONS AS AGENTS; PURCHASES AS PRINCIPALS.

         (a) APPOINTMENT. Subject to the terms and conditions stated herein, and subject to the reservation by the Company of the right to sell Notes directly on its own behalf and through or to other dealers or agents, the Company hereby appoints the Agents on a non-exclusive basis as agents of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. The Company may from time to time offer Notes for sale otherwise than through the Agents; PROVIDED, HOWEVER, that so long as this Agreement shall be in effect the Company shall not solicit offers to purchase Notes through any other agents without amending this Agreement to appoint such agents as additional Agents hereunder on the same terms and conditions as provided herein for the Agents and without giving the Agents prior notice of such appointment. The consent of the then current Agents shall not be necessary for such purpose. In the absence of such an amendment, the Company may accept offers to purchase Notes from or through an agent other than the Agents, provided that (i) the Company shall not have solicited such offers, (ii) the Company and such agent shall have executed an agreement with respect to such purchases having terms and conditions (including, without limitation, commission rates) with respect to such purchases substantially the same as the terms and conditions that would apply to such purchases under this Agreement as if such agent was an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement), and (iii) the Company shall provide the Agents with a copy of such agreement following the execution thereof. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, the Agents agree, as Agents of the Company, to use their reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. Except as otherwise provided herein, so long as this Agreement shall remain in effect, the Company shall not, without the consent of the Agents, solicit or accept offers to purchase Notes otherwise than through the Agents; PROVIDED, HOWEVER, the Company expressly reserves the right to sell Notes directly to investors, in which case no commission will be payable with respect to any such sale. The Agents may also purchase Notes from the Company as principals for purposes of resale, as more fully described in paragraph (e) of this Section.

         (b) SUSPENSION OF SOLICITATION. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or indefinitely. Upon receipt of telephonic notice confirmed by facsimile notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

         Upon receipt of notice from the Company as contemplated by Section 3(c) hereof, the Agents shall suspend their solicitation of offers to purchase Notes until such time as the Company shall have furnished them with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 3(c) and shall have advised the Agents that such solicitation may be resumed.

         (c) AGENTS' COMMISSION. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by or offer to purchase received by the Agents, unless otherwise agreed, the Company agrees to pay the Agents a commission, in the form of a discount, in accordance with the schedule set forth in Schedule A hereto.

         (d) SOLICITATION OF OFFERS. The Agents are authorized to solicit offers to purchase the Notes only in denominations as are specified in the Prospectus at a purchase price as shall be specified by the Company, in an aggregate amount not to exceed the amount authorized by the Company from time to time (less the aggregate amount of Notes either sold directly by the Company or purchased from the Company by the Agents as principals or purchased from the Company by other Agents). The Agents shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by them as Agents. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. The Agents shall have the right, in their discretion reasonably exercised without advising the Company, to reject any offer to purchase the Notes received by them, in whole or in part, and any such rejection shall not be deemed a breach of their agreement contained herein.

         No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

         (e) PURCHASES AS PRINCIPALS. Each sale of Notes to the Agents as principals, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale), shall be made in accordance with the terms of this Agreement and a Purchase Agreement whether oral (and confirmed in writing by such Agents to the Company, which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, the Agents. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by the Agents. The commitment of the Agents to purchase Notes from the Company as principals shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall contain, to the extent applicable, those terms specified in Exhibit A hereto, including the time and date (each such time and date being referred to herein as a "TIME OF DELIVERY") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Company agrees that if the Agents purchase Notes as principals for resale such Agents shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein, a commission in accordance with Schedule A hereto. The Agents may utilize a selling or dealer group in connection with the resale of such Notes. In addition, the Agents may offer the Notes they have purchased as principals to other dealers. The Agents may sell Notes to any dealer at a discount and upon such terms as may be specified in the applicable Pricing Supplement. Such Purchase Agreement shall also specify any requirements for delivery of opinions of counsel, accountants letters and officers' certificates pursuant to Section 5 hereof.

         (f) ADMINISTRATIVE PROCEDURES. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the Agents and specified in a Pricing Supplement to be prepared in connection with each sale of Notes. Administrative procedures respecting the sale of Notes (the "PROCEDURES") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to the Agents as principals pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement.

         (g) DELIVERY OF DOCUMENTS. The documents required to be delivered by
Section 5 hereof shall be delivered at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agent commences solicitation of offers to purchase Notes hereunder (the "CLOSING DATE").

         SECTION 3. COVENANTS OF THE COMPANY. The Company covenants and agrees:

                  (a) DELIVERY OF SIGNED REGISTRATION STATEMENT. To furnish promptly to the Agents and to their counsel a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto.

                  (b) DELIVERY OF OTHER DOCUMENTS. To deliver promptly to the Agents, and in such number as they may request, each of the following documents: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture, this Agreement and such other exhibits that the Agents may request), (ii) the Basic Prospectus, (iii) each Prospectus and (iv) during any Marketing Period, any documents incorporated by reference in the Prospectus.

                  (c) REVISIONS TO PROSPECTUS - MATERIAL CHANGES. If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, not misleading, or if it is necessary at any time to amend any Prospectus to comply with the Act, to notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Company shall decide to amend or supplement the Registration Statement or any Prospectus, to promptly advise the Agents by telephone (with confirmation in writing) and to promptly, in writing, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; PROVIDED, HOWEVER, that if during the period referred to above the Agents shall own any Notes which they have purchased from the Company as principals with the intention of reselling them, the Company shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Company or the reasonable judgment of the Agents, be required by the Act or requested by the Commission.

                  (d) COMMISSION FILINGS. To timely file with the Commission during any Marketing Period, all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                  (e) COPIES OF FILINGS WITH COMMISSION. Upon filing with the Commission during any Marketing Period, (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to any Prospectus or (iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish, if requested, a copy thereof to the Agents.

                  (f) NOTICE TO AGENTS OF CERTAIN EVENTS. To advise the Agents immediately (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information and the Company will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of any downgrading in the rating of the Notes or any other debt securities of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) of the Rules and Regulations), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as the Company learns of any such downgrading, proposal to downgrade or public announcement and (vi) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or which requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading.

                  (g) STOP ORDERS. If, during any Marketing Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

                  (h) EARNINGS STATEMENTS. As soon as practicable, but not later than 18 months, after the date of each acceptance by the Company of an offer to purchase Notes hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 of the Rules and Regulations);

                  (i) COPIES OF REPORTS, RELEASES AND FINANCIAL STATEMENTS. So long as any of the Notes are outstanding, to furnish to the Agents, not later than the time the Company makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by the Company to any securities exchange on which the Notes are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                  (j) BLUE SKY QUALIFICATIONS. To endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign entity in any jurisdiction in which it is not so qualified.

                  (k) HOLDBACK. Between the date of a Purchase Agreement and the date of delivery of the Notes with respect thereto, the Company will not, without the prior written consent of the Agent or Agents purchasing such Notes, offer or sell, or enter into any agreement to sell, any of its debt securities, other than borrowings under the Company's revolving credit agreements and lines of credit, as may be amended, supplemented or replaced, the private placement of securities and issuances of its commercial paper.

                  (l) PRICING SUPPLEMENT. To prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and to file such Pricing Supplement pursuant to Rule 424 of the Rules and Regulations.

         SECTION 4. PAYMENT OF EXPENSES. The Company will pay: (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; (iv) the costs of distributing the Registration Statement, as originally filed, and each amendment and post-effective amendment thereof (including exhibits), the Basic Prospectus, each Prospectus, any supplement or amendment to any Prospectus and any documents incorporated by reference in any of the foregoing documents;

(v) the fees and disbursements of the Trustee, any paying agent, any calculation agent, any exchange rate agent and any other agents appointed by the Company, and their respective counsel; (vi) the costs and fees in connection with the listing of the Notes on any securities exchange; (vii) the cost and fees in connection with any filings with the National Association of Securities Dealers, Inc.; (viii) the fees and disbursements of counsel to the Company and counsel to the Agents; (ix) the fees paid to rating agencies in connection with the rating of the Notes; (x) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 3(j) hereof and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an investment (including reasonable fees and expenses of counsel for the Agents in connection therewith); provided, however, that such fees do not exceed $5,000; (xi) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Company; and
(xii) all other costs and expenses arising out of the transactions contemplated hereunder and incident to the performance of the Company's obligations under this Agreement.

         SECTION 5. CONDITIONS OF OBLIGATIONS OF AGENTS. The obligation of the Agents, as agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of the Agents to purchase Notes pursuant to any Purchase Agreement, are subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its respective obligations hereunder, and to each of the following additional terms and conditions:

                  (a) REGISTRATION STATEMENT. The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 3(l) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in any Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with; and the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus (or any document incorporated by reference therein) without affording the Agents a reasonable opportunity to comment thereon (which in the case of a Form 10-Q or Form 8-K may be a one day time period for such comments).

                  (b) NO SUSPENSION OF SALE OF THE NOTES. No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 3(j) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

                  (c) NO MATERIAL OMISSIONS OR UNTRUE STATEMENTS. The Agents shall not have discovered and disclosed to the Company that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (d) LEGAL MATTERS SATISFACTORY TO COUNSEL. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, each Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (e) OPINION OF COMPANY COUNSEL. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of (i) Kirkland & Ellis, counsel to the Company and (ii) Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel to the Company, in each case in form and substance satisfactory to the Agents and their counsel, substantially in the form of Exhibits E-1 and E-2, respectively, attached hereto.

         Kirkland & Ellis shall also have furnished to the Agents a written statement, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Agents, to the effect that no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the effective date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of the Closing Date and at the time such Prospectus was issued, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; such statement need not address the financial statements included therein or omitted therefrom.

                  (f) OFFICERS' CERTIFICATE. The Company shall have furnished to the Agents on the Closing Date a certificate, dated the Closing Date, of the Chairman of the Board, the President or a Vice President and the Chief Financial Officer of the Company stating that to the best of such officers' knowledge:

                           (i) The representations, warranties and agreements of
                  the Company in Section 1 hereof are true and correct as of the Closing Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 5(a) and 5(b) hereof have been fulfilled;

                           (ii) No stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

                           (iii) All filings required by Rule 424(b) of the
                  Rules and Regulations have been made; and

                           (iv) They have carefully examined the Registration
                  Statement and the Prospectus and, in their opinion, (A) the Registration Statement, as of its effective date (or, if later, at the time of the Company's filing of a post-effective amendment to the Registration Statement or the Company's filing of an annual report pursuant to the Exchange Act), did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) since the effective date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth.

                  (g) ACCOUNTANT'S LETTER. The Company shall have furnished to the Agents on the Closing Date a letter of PricewaterhouseCoopers LLP addressed jointly to the Company and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 49, in form and substance reasonably satisfactory to the Agents confirming that they are independent accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                           (i) In their opinion, the financial statements and
                  schedules examined by them and included in the Prospectus contained in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) They have made a review of any unaudited
                  financial statements included in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants, as indicated in their report or reports attached to such letter;

                           (iii) On the basis of the review referred to in (ii)
                  above and a reading of the latest available interim financial statements of the Company, inquired of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited consolidated financial
                           statements, if any, incorporated by reference in the Registration Statement, Prospectus and Prospectus Supplement, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission;

                                    (B) any material modifications should be
                           made to the unaudited consolidated financial statements, if any, incorporated by reference in the Registration Statement, Prospectus, and Prospectus Supplement, for them to be in conformity with generally accepted accounting principles;

                                    (C) the unaudited capsule information, if
                           any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                                    (D) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock, any increase in debt of the Company and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net assets as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (E) for the period from the date of the
                           latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated rental income, total revenues, net income or in the ratio of earnings to fixed charges;

                  except in all cases set forth in clauses (D) and (E) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (iv) They have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

                  (h) The Agents shall have received from Chapman and Cutler, counsel to the Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

                  (i) ADDITIONAL CONDITIONS. There shall not have occurred: (i) any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders' equity, business, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries which in the opinion of the Agents, materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) of the Rules and Regulations), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of a national emergency or war by the United States, an act of terrorism shall have been committed against the United States or any of its nationals or properties; or (vi) there shall have occurred such a calamity or crisis or such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities (or the effect of international conditions on the financial markets in the United States shall be such), that in the judgment of the Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principals pursuant to a Purchase Agreement, as the case may be.

                  (j) OTHER INFORMATION AND DOCUMENTATION. Prior to the Closing Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to counsel for the Agents.

         SECTION 6. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants and agrees that:

                  (a) ACCEPTANCE OF OFFER AFFIRMS REPRESENTATIONS AND WARRANTIES. Each acceptance by the Company of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

                  (b) SUBSEQUENT DELIVERY OF OFFICERS' CERTIFICATES. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), and each time the Company (i) sells Notes to the Agents as principals and the Purchase Agreement specifies the delivery of an officers' certificate under this
         Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement, (ii) files an annual report on Form 10-K under the Exchange Act, (iii) files its quarterly reports on Form 10-Q under the Exchange act or (iv) files a current report on Form 8-K under the Exchange Act (other than any Form 8-K relating solely to the issuance or offering of securities other than the Notes), the Company shall submit to the Agents (but in the case of (iii) and (iv) above, only if requested by the Agents) a certificate, (y) as of the date of such amendment, supplement, Time of Delivery relating to such sale or filing or (z) if such amendment, supplement or filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, representing that the statements contained in the certificate referred to in Section 5(f) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time).

                  (c) SUBSEQUENT DELIVERY OF LEGAL OPINION. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), and each time the Company (i) sells Notes to the Agents as principals and the Purchase Agreement specifies the delivery of a legal opinion under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement, (ii) files an annual report on Form 10-K under the Exchange Act, (iii) files its quarterly reports on Form 10-Q under the Exchange Act or (iv) files a current report on Form 8-K under the Exchange Act (other than any Form 8-K relating solely to the issuance or offering of securities other than the Notes), the Company shall (but in the case of (ii), (iii) or
         (iv) above only if requested by the Agents), (y) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (z) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinion of outside counsel to the Company, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, to the same effect as the opinion referred to in Section 5(e) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; PROVIDED, HOWEVER, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

                  (d) SUBSEQUENT DELIVERY OF ACCOUNTANT'S LETTERS. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented to include additional or amended financial information, and each time the Company (i) sells Notes to the Agents as principals and the Purchase Agreement specifies the delivery of a letter under this Section 6(d) as a condition to the purchase of Notes pursuant to such Purchase Agreement, (ii) files an annual report on Form 10-K under the Exchange Act, (iii) files its quarterly reports on Form 10-Q under the Exchange Act or (iv) files a current report on Form 8-K under the Exchange Act (other than any Form 8-K relating solely to the issuance or offering of securities other than the Notes), the Company shall (but in the case of (iii) or (iv) above only if requested by the Agents and only if such documents include additional financial information) cause PricewaterhouseCoopers LLP (or other independent accounts of the Company acceptable to the Agents) to furnish the Agents, (y) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (z) if such amendment, supplement, or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, to the same effect as the letter referred to in Section 5(g) hereof but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; PROVIDED, HOWEVER, that if the Registration Statement or any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial, statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information.

                  (e) OPINION ON SETTLEMENT DATE. On any settlement date for the sale of Notes, the Company shall, if requested by the Agents, furnish the Agents with a written opinion of outside counsel to the Company, dated such settlement date, in form satisfactory to the Agents, to the effect set forth in Section 5(e) hereof, but modified, as necessary, to relate to the Prospectus relating to the Notes to be delivered on such settlement date; PROVIDED, HOWEVER, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated such settlement date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and such Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

         SECTION 7. INDEMNIFICATION AND CONTRIBUTION.

         (a) INDEMNIFICATION OF AGENTS. The Company shall indemnify and hold harmless the Agents and each person, if any, who controls the Agents within the meaning of the Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Agents or controlling persons may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Agents and controlling persons for any legal and other expenses reasonably incurred by the Agents or controlling persons in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such costs and expenses are incurred; PROVIDED, HOWEVER, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Form T-1 or made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, and (ii) such indemnity with respect to the Prospectus shall not inure to the benefit of any Agent (or any person controlling such Agent) from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus (as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Agents or controlling persons.

         (b) INDEMNIFICATION OF THE COMPANY. Each Agent, severally and not jointly, shall indemnify and hold harmless the Company, each of the Company's directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement, or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein, and shall reimburse the Company or any such director, officer or controlling person for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such costs and expenses are incurred. The foregoing indemnity agreement is in addition to any liability which such Agent may otherwise have to the Company or any such director, officer or controlling person.

         (c) NOTICE. Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section except to the extent it has been materially prejudiced by such failure. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Agents shall have the right to employ counsel to represent the Agents if, in the reasonable judgment of the Agents, it is advisable for the Agents to be represented by separate counsel, and in that event the fees and expenses of such counsel (and any local counsel) shall be paid by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) CONTRIBUTION. If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other with respect to the statements or omissions or alleged statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bears to the total commissions received by the Agents with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through the Agents and distributed to the public were offered to the public exceeds the amount of any damages which the Agents have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations under this Section 7(d) to contribute are several in proportion to their respective obligations under this Agreement and any Purchase Agreement and not joint.

         SECTION 8. STATUS OF THE AGENTS. In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), the Agents are acting solely as agents for the Company and not as principals. The Agents will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by the Agents and accepted by the Company but the Agents shall have no liability to the Company in the event any such purchase is not consummated for any reason other than breach of this Agreement by any of the Agents. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii), in particular, pay to the Agents any commission to which they would be entitled in connection with such sale.

         SECTION 9. REPRESENTATIONS, WARRANTIES AND OBLIGATIONS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any person controlling the Agents or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

         SECTION 10. TERMINATION. This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day's written notice of such termination to the other parties hereto. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred or if any Agent continues to hold for resale any Notes purchased as a Principal, the provisions of this Agreement shall remain in effect until such Notes are delivered. The provisions of Sections 2(c) (only to the extent of any sales made prior to termination), 3(d), 3(h), 4, 7, 8 and 9 hereof shall survive any termination of this Agreement.

         SECTION 11. SALES OF NOTES DENOMINATED IN A FOREIGN CURRENCY AND INDEXED NOTES. If at any time the Company and the Agents shall determine to issue and sell Notes denominated in a currency or currency unit other than U.S. Dollars, which other currency may include a composite currency, or with respect to which an index is used to determine the amounts of payments of principal and any premium or interest, the Company and the Agents shall execute and deliver an Amendment (a "FOREIGN CURRENCY AMENDMENT" or "INDEXED NOTE AMENDMENT," as the case may be) in the form attached hereto as Exhibit 1). Such amendment shall establish, as appropriate additions and modifications that shall apply to the sales, whether offered on an agency or principal basis, of the Notes covered thereby.

         SECTION 12. NOTICES. Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them as follows:
Banc of America Securities LLC, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Medium Term Note Desk; telephone: (704) 386-9690; facsimile: (704) 388-8939; Banc One Capital Markets, Inc., 1 Bank One Plaza, Suite IL1-0463, Chicago, IL 60670-0595;; Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: Don Hansen; Lehman Brothers Inc., 745 7th Avenue, New York, NY 10019, Attention: Debt Capital Markets. Notices to the Company shall be directed to it as follows: 1808 Swift Road, Oak Brook, Illinois 60523; telephone (630) 586-8000, facsimile: (630) 586-8010.

         SECTION 13. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon the Agents, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Agents within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, and (b) the indemnity agreement of the Agents contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the person referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 14. GOVERNING LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

         SECTION 15. PARAGRAPH HEADINGS. The paragraph headings used in this Distribution Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                               Very truly yours,

                                               CENTERPOINT PROPERTIES TRUST


                                               By /s/ Paul S. Fischer
CONFIRMED AND ACCEPTED,                           Name: Paul S. Fischer
as of the date first above written:               Title:  CFO and Secretary

BANC OF AMERICA SECURITIES LLC

By /s/ Richard D. Williams III
   Name: Richard D. Williams III
   Title: Managing Director


LEHMAN BROTHERS INC.

By /s/ Allen B. Cutler
   Name: Allen B. Cutler
   Title: Managing Director


GOLDMAN, SACHS & CO.

By /s/ Goldman, Sachs & Co.
   (Goldman, Sachs & Co.)


BANC ONE CAPITAL MARKETS, INC.

By /s/ Katherine Cokic
   Name: Katherine Cokic
   Title: Associate Director

                                   SCHEDULE A

                          CENTERPOINT PROPERTIES TRUST
                                MEDIUM-TERM NOTES
                              SCHEDULE OF PAYMENTS

         The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate U.S. dollar equivalent of the principal amount of Notes:

                             TERM                              COMMISSION RATE
            9 months to less than 12 months                         .125%
            12 months to less than 18 months                        .150%
            18 months to less than 2 years                          .200%
            2 years to less than 3 years                            .250%
            3 years to less than 4 years                            .350%
            4 years to less than 5 years                            .450%
            5 years to less than 6 years                            .500%
            6 years to less than 7 years                            .550%
            7 years to less than 10 years                           .600%
            10 years to less than 15 years                          .625%
            15 years to less than 20 years                          .700%
            20 years to 30 years                                    .750%
            More than 30 years                         To be negotiated at time of sale

                                    EXHIBIT A

                                 TERMS OF NOTES

         The following terms, if applicable, shall be agreed to by any Agent and the Company in connection with each sale of Notes:

         Principal Amount:  $_________
                  (or principal amount of foreign currency or composite currency)
                  Interest Rate or Formula:
                  If Fixed Rate Note,
                           Interest Rate:
                           Default Rate:
                           Interest Payment Dates:
                           Record Dates:
                  If Floating Rate Note,
                           Interest Rate Basis(es):

                                    If LIBOR,

                                    / / LIBOR Reuters
                                        Page:

                                    / / LIBOR Telerate
                                        Page:
                                    Designated LIBOR Currency:
                                    If CMT Rate,
                                    Designated CMT Telerate Page:
                                    Designated CMT Maturity Index:
                           Index Maturity:
                           Spread and/or Spread multiplier, if any:
                           Initial Interest Rate, if any:
                           Initial Interest Reset Date:
                           Interest Payment Dates:
                           Record Dates:
                           Default Rate:
                           Maximum Interest Rate, if any:
                           Minimum Interest Rate, if any:
                           Fixed Rate Commencement Date, if any:
                           Fixed Interest Rate, if any:
                           Calculation Agent:

                  If Redeemable:
                           Initial Redemption Date:
                           Initial Redemption Percentage:
                           Annual Redemption Percentage Reduction, if any:

                  If Repayable:
                           Optional Repayment Date(s):
                  Original Issue Date:
                  Stated Maturity Date:
                  Specified Currency:
                  Exchange Rate Agent:
                  Authorized Denomination:
                  Purchase Price: __%, plus accrued interest, if any, from _____ Closing Date and Time:
                  Additional/Other Terms:

                                    EXHIBIT B

                          CENTERPOINT PROPERTIES TRUST
                                MEDIUM-TERM NOTES
                            ADMINISTRATIVE PROCEDURES
Medium-Term Notes Due Nine Months or More from Date of Issuance (the "NOTES") are to be offered on a continuing basis by CenterPoint Properties Trust (the "COMPANY"). Banc of America Securities LLC, Banc One Capital Markets, Inc., Goldman, Sachs & Co., Lehman Brothers Inc., as Agents (each an "AGENT" and collectively the "AGENTS") have each agreed to use its reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents dated August 20, 2002 (as it may be supplemented or amended from time to time, the "DISTRIBUTION AGREEMENT") to which these administrative procedures are attached as an exhibit. The Notes are to be issued from time to time pursuant to an indenture, dated as of April 7, 1998 (the "ORIGINAL INDENTURE"), by and between the Company and U.S. Bank Trust National Association, as trustee (the "TRUSTEE"), as supplemented by the First Supplemental indenture, dated as of April 7, 1998 (the "FIRST SUPPLEMENT"), the Second Supplemental Indenture, dated as of October 23, 1998 (the "SECOND SUPPLEMENT"), and the Third Supplemental Indenture, dated as of August 20, 2002 (the "THIRD SUPPLEMENT"), by and between the Company and the Trustee (the Original Indenture, as supplemented, and as may be further supplemented and amended from time to time, is referred to as the "INDENTURE"). The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company and will have been registered with the Securities and Exchange Commission (the "COMMISSION"). Terms defined in the Prospectus relating to the Notes (the "PROSPECTUS," which term shall include any Prospectus Supplement relating to the Notes and any Pricing Supplement relating to an applicable Note) and in the Distribution Agreement shall have the same meaning when used in this exhibit. Special administrative procedures for Multi-Currency Notes and for Global Securities relating to Book-Entry Notes follow these administrative procedures.

         Administrative responsibilities, document control and record-keeping functions to be performed on behalf of the Company will be performed by the Company's Chief Financial Officer. Administrative procedures for the offering are explained below.

         PRICE TO PUBLIC

         Each Note will be issued at 100% of principal amount, unless otherwise determined by the Company and specified in the applicable Pricing Supplement.

         DATE OF ISSUANCE

         Each Note will be dated and issued as of the date of its authentication by the Trustee.

         MATURITIES

         Each Note will mature on a Business Day (as defined below) selected by the purchaser and agreed upon by the Company, such date being at least nine Months from the date of issuance. Each Floating Rate Note will mature on an Interest Payment Date (as defined below).

         "BUSINESS DAY" shall mean any day which is not a Saturday or Sunday and which is not a day on which banking institutions are generally authorized or obligated by law or executive order to close in The City of New York and Chicago.

         REGISTRATION

         Notes will be issued only in fully registered form as either a Book-Entry Note or a Certificated Note. Certificated Notes may be presented for registration of transfer or exchange at the Trustee's New York office.

         DENOMINATIONS

         The Notes (other than Notes represented by Global Securities) will be issued and payable in U.S. dollars in the denomination of $1,000 and any larger denomination which is an integral multiple of $1,000.

         INTEREST PAYMENTS

         Each Note bearing interest at a fixed rate (a "FIXED RATE NOTE") will bear interest from its issue date at the annual rate stated on the face thereof, payable, as specified in the applicable Pricing Supplement (each such specified date, an "INTEREST PAYMENT DATE" with respect to such Fixed Rate Note) and at Stated Maturity or upon redemption, if applicable.

         Special provisions are set forth in the Prospectus and in the form of Floating Rate Note relating to Notes bearing interest at a rate or rates determined by reference to an interest rate formula ("FLOATING RATE NOTES") at a rate determined pursuant to the formula stated on the face thereof, payable in arrears on such dates as are specified therein (each an "INTEREST PAYMENT DATE" with respect to such Floating Rate Note).

         Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be calculated and paid on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the applicable Pricing Supplement, interest will be payable to the person in whose name such Note is registered at the close of business on the fifteenth calendar day (whether or not such date shall be a Business Day) next preceding an Interest Payment Date with respect to Fixed Rate Notes or Floating Rate Notes (the "REGULAR RECORD DATES"); PROVIDED, HOWEVER, that interest payable at Stated Maturity will be payable to the person to whom principal shall be payable. Any payment of principal and interest on any Note required to be paid on an Interest Payment Date or at Stated Maturity or upon redemption, if applicable, which is not a Business Day shall be postponed to the next day which is a Business Day. The first payment of interest on any Note originally issued between a Regular Record Date and an Interest

Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date. All interest payments, excluding interest payments made at Stated Maturity or upon redemption, if applicable, will be made by check mailed to the person entitled thereto as provided above (which, in the case of a permanent Global Note representing Book Entry Notes, shall be the Depository Trust Company or nominee thereof), or, at the option of the Company, by wire transfer to an account maintained by such person with a bank located in the United States. Notwithstanding the foregoing, the holder of $10 million or more in aggregate principal amount of Notes with the same Interest Payment Date may request payment by wire transfers.

         On the fifth Business Day immediately preceding each Interest Payment Date, the Trustee will furnish the Company with the total amount of the interest payments to be made on such Interest Payment Date. The Trustee (or any duly selected paying agent) will provide monthly to the Company's Treasury Department a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Company will provide to the Trustee (and any such paying agent) not later than the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date. The Trustee or any such paying agent will assume responsibility for withholding taxes on interest paid as required by law.

         ACCEPTANCE AND REJECTION OF OFFERS

         The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offers in whole or in part.

         SETTLEMENT

         The receipt of immediately available funds in U.S. Dollars by the Company in payment for a Note (less the applicable commission) and the authentication and issuance of such Note shall, with respect to such Note, constitute "Settlement." All offers accepted by the Company will be settled on the third Business Day from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on another date; PROVIDED, HOWEVER, that the Company will so notify the Trustee of any such other date on before the Business Day immediately prior to the Settlement date.

         SETTLEMENT PROCEDURES

         In the event of a purchase of Notes by an Agent, as principal, appropriate Settlement details will be set forth in the Purchase Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement. In the event of the sale of a Multi-Currency Note or an Indexed Note, additional or different Settlement details may be set forth in the Amendment to be entered into between the Agents and the Company pursuant to the Distribution Agreement.

         Settlement procedures with regard to each Note sold through each Agent shall be as follows:

                  A. Such Agent (the "PRESENTING AGENT") will advise the Company by telephone, telex or facsimile, of the following Settlement information:

                       1. Exact name in which the Note is to be registered ("REGISTERED OWNER").

                       2. Exact address of the Registered Owner and address for payment of principal and interest, if any.

                       3.   Taxpayer identification number of the Registered
                  Owner.

                       4. Principal amount of the Note (and, if multiple Notes are to be issued, denominations thereof).

                       5.   Settlement date.

                       6.   Stated Maturity.

                       7.   Issue Price and any OID information.

                       8.   Trade Date/Original Issue Date.

                       9.   Interest rate:

                            (a)   Fixed Rate Notes:

                                  (i)   interest rate

                                  (ii)   overdue rate, if any

                            (b)   Floating Rate Notes:

                                  (i)    interest rate basis

                                  (ii)   initial interest rate

                                  (iii)  spread or spread multiplier, if any

                                  (iv)   interest rate reset periods

                                  (v)    interest payment dates

                                  (vi)   index maturity

                                  (vii)  maximum and minimum interest rates,
                                         if any

                                  (viii) record dates

                                  (ix)   interest determination dates

                                  (x)    overdue rate, if any

                       10. The date on or after which the Notes are redeemable at the option of the Company, and additional redemption or repurchase provisions, if any.

                       11.  Wire transfer information.

                       12. Presenting Agent's Commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

                  B. The Company will confirm the above Settlement information to the Trustee by telephone, telex or facsimile, and the Trustee will assign a Note number to the transaction. If the Company rejects an offer, the Company will promptly notify the Presenting Agent and the Trustee by telephone.

                  C. The Trustee will complete the first page of the preprinted 4-ply Note packet [NOTE: Such a packet need not be prepared if the Company is utilizing the book-entry system, SEE procedures below], the form of which was previously approved by the Company, the Agents and the Trustee.

                  D. The Trustee will deliver the Note (with the attached white confirmation) and the yellow and blue stubs to the Presenting Agent. The Presenting Agent will acknowledge receipt of the Note by completing the yellow stub and returning it to the Trustee.

                  E. The Presenting Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in U.S. (dollars in the amount of the principal amount of the Note, less the applicable commission or discount, if any).

                  F. The Presenting Agent will deliver the Note (with the attached white confirmation) to the purchaser against payment in immediately available funds in the amount of the principal amount of the Note. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus as amended or supplemented (including the Pricing Supplement) applicable to the Note to such purchaser or its agent prior to or together with the earlier of the delivery to such purchaser, or its agent, of (i) the confirmation of sale, or (ii) the Note.

                  G. The Presenting Agent will obtain the acknowledgment of receipt for the Note and Prospectus by the purchaser through the purchaser's completion of the blue stub.

                  H. The Trustee will mail the pink stub to the Company's Chief Financial Officer.

         SETTLEMENT PROCEDURES TIMETABLE

         For offers accepted by the Company, Settlement procedures "A" through "H" set forth above shall be completed on or before the respective times set forth below:

            SETTLEMENT
             PROCEDURE                              TIME (NEW YORK)
                 A                  5 PM on date of order
                 B                  3 PM on the Business Day prior to Settlement Date
                C-D                 12 noon on the Settlement Date
                 E                  2:15 PM on the Settlement Date
                F-G                 3 PM on the Settlement Date
                 H                  5 PM on Business Day after the Settlement Date

         FAILS

         In the event that a purchaser of a Note shall either fail to accept delivery of or make payment for such Note on the date fixed by the Company for Settlement, the Presenting Agent will immediately notify the Trustee and the Company's Chief Financial Officer by telephone, confirmed in writing, of such failure and return the Note to the Trustee. Upon the Trustee's receipt Of the Note from the Presenting Agent, the Company will promptly return to the Presenting Agent an amount of immediately available funds in U.S. dollars equal to any amount previously transferred to the Company in respect of the Note pursuant to advances made by the Presenting Agent. Such returns will be made on the Settlement date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the Settlement date. The Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the Note in respect of which the default occurred, the Trustee will mark the Note "cancelled," make appropriate entries in its records and deliver the Note to the Company with an appropriate debit advice. The Presenting Agent will not be entitled to any commission with respect to any Note which the purchaser does not accept or make payment for.

         PRICING REDEMPTION

         Except as otherwise specified in the applicable Pricing Supplement and on the Notes, the Notes will not be redeemable prior to their Stated Maturity. If so specified in a Pricing Supplement and on the Note, such Note will be subject to redemption by the Company, at any time on or after the date set forth on such supplement and the Note, in whole or from time to time in part, at the option of the Company, at the redemption price set forth therein, together with interest accrued thereon on the date of redemption, plus a Make-Whole Amount, as described in the Prospectus.

         Notice of redemption shall be given by first-class mail postage prepaid, mailed not less than 30 calendar days nor more than 60 calendar days prior to the date of redemption, to each holder of Notes to be redeemed, in the manner and in accordance with the Indenture. In the event of redemption in part of any Note, a new Note for the amount of the unredeemed portion shall be issued in the name of the Holder upon cancellation of the redeemed Note.

         MATURITY

         Upon presentation of each Certificated Note at Maturity, the Trustee (or any duly appointed paying Agent) will pay the principal amount thereof, together with accrued interest through the date of redemption. Such payment shall be made in immediately available funds in U.S. dollars, provided that the
Note is presented to the Trustee (or any such paying Agent) in time for the Trustee (or such paying Agent) to make payments in such funds in accordance with its normal procedures. The Company will provide the Trustee (and any such paying Agent) with funds available for immediate use for such purpose. Certificated Notes presented at Maturity will be cancelled by the Trustee as provided in the Indenture.

         PROCEDURES FOR ESTABLISHING THE TERMS OF THE NOTES

         The Company and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once an Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Company, if the Company accepts an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement in the form previously approved by the Presenting Agent, reflecting the terms of such Notes and, after approval from the Presenting Agent, will arrange to have such Pricing Supplement (together with the Prospectus, if amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, together with such Pricing Supplement, to the Presenting Agent. See "Delivery of Prospectus" below. No settlements with respect to Notes upon such terms may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

         If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Company will establish rates to be so "posted." Following establishment of posted rates and prior to the filing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Company, if the Company plans to accept an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Presenting Agent, will arrange to have such Pricing Supplement (together with the Prospectus if amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, to the Presenting Agent. See "Delivery of Prospectus." No settlements at the posted rates may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

         SUSPENSION OF SOLICITATION; AMENDMENT OR SUPPLEMENT

         In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

         DELIVERY OF PROSPECTUS

         A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof, together with the applicable Pricing Supplement, must be delivered to a purchaser prior to or together with the earlier of the delivery by the Agents of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. The Company shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including the applicable Pricing Supplement) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. Copies of Pricing Supplements should be delivered to the Agents as follows: Banc of America Securities LLC, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Medium Term Note Desk; telephone: (704) 386-9690; facsimile: (704) 388-8939; Banc One Capital Markets, Inc., 1 Bank One Plaza, Suite IL1-0463, Chicago, IL 60670-0595;; Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: Don Hansen; Lehman Brothers Inc., 745 7th Avenue, New York, NY 10019, Attention: Debt Capital Markets. If since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus. The Trustee will make all such deliveries with respect to all Notes sold directly by the Company.

         AUTHENTICITY OF SIGNATURES

         The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees and Agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

         ADVERTISING COSTS

         The Company will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses incurred with the consent of the Company will be paid by the Company.

                        SPECIAL ADMINISTRATIVE PROCEDURES
                            FOR MULTI-CURRENCY NOTES

         Unless otherwise set forth in an applicable Foreign Currency Amendment, the following procedures and terms shall apply to Multi-Currency Notes in addition to, and to the extent inconsistent therewith in replacement of, the procedures and terms set forth above.

         DENOMINATIONS

         The authorized denominations for Multi-Currency Notes will be set forth in the applicable Pricing Supplement.

         CURRENCIES

         Unless otherwise specified in the applicable Pricing Supplement, purchasers of Multi-Currency Notes are required to pay for such Multi-Currency Notes in the Specified Currency in immediately available funds if requested by the purchaser of the Multi-Currency Note on or prior to the fifth Business Day preceding the date of delivery of the Multi-Currency Notes (or by such other day as the Presenting Agent shall determine), the Presenting Agent will arrange the conversion of U.S. dollars into such Specified Currency to enable the purchaser to pay for the Multi-Currency Notes. Each such conversion will be made by the Presenting Agent on such terms and subject to such conditions, limitations and charges as such Presenting Agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Multi-Currency Notes.

         PAYMENT OF PRINCIPAL AND INTEREST

         The principal of, premium, if any, and interest on Multi-Currency Notes will be payable in the Specified Currency. Unless otherwise indicated in the applicable Pricing Supplement, the agent appointed by the Company (the "EXCHANGE RATE AGENT") will convert all such payments of principal, premium, if any, and interest to U.S. dollars. However, unless otherwise indicated in the applicable Pricing Supplement, the holder of a Multi-Currency Note may elect to receive such payments in the Specified Currency as described below.

         Any U.S. dollar amount to be received by a holder of a Multi-Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to ail holders of Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the holder of the Multi-Currency Note by deductions from such payments.

         A holder of a Multi-Currency Note may, unless otherwise specified in the applicable Pricing Supplement, elect to receive payment of the principal of, premium, if any, and interest on such Multi-Currency Notes in the Specified Currency, by transmitting a written request for such payment by mail, hand delivered, or by cable, telex or other form of facsimile transmission to the principal office of the Trustee (acting as the Company's paying agent in The City of New York) on or prior to the Record Date or at least sixteen days prior to Maturity, as the case may be, such election to remain in effect until revoked by written notice to the Trustee received by the Trustee on or prior to the Record Date or at least sixteen days prior to Maturity, as the case may be. A holder of a Multi-Currency Note may elect to receive payment in the Specified Currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment.

         Interest on Multi-Currency Notes paid in U.S. dollars will be paid in the manner specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, interest on Multi-Currency Notes paid in the Specified Currency will be paid by wire transfer to a bank account maintained by the holder in the country of the Specified Currency. The principal of Multi-Currency Notes, together with interest accrued and unpaid therein, due at Maturity will be paid in immediately available funds against presentation of such Multi-Currency Notes at the principal office of the Trustee, provided that principal, premium, if any, and interest payable at Maturity in a Specified Currency will be paid by wire transfer to such bank account. Any payment of principal or interest required to be made on an Interest Payment Date or at Maturity of a Multi-Currency Note which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Maturity, as the case may be, and no interest shall accrue from the period from and after such Interest Payment Date or Maturity.

         PAYMENT CURRENCY

         If a Specified Currency is not available for payment of principal or interest with respect to a Multi-Currency Note due to the imposition of exchange controls or other circumstances beyond the reasonable control of the Company, the Company will be entitled to satisfy its obligations to holders of Multi-Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "MARKET EXCHANGE RATE") on the second day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in the applicable Pricing Supplement. Any payment made under such circumstances in U.S. dollars where required payment is in a Specified Currency will not constitute a default under the Indenture.

         OUTSTANDING MULTI-CURRENCY NOTES

         For purposes of calculating the principal amount of any Multi-Currency Note for any purpose under the Indenture, the principal amount of such Multi-Currency Note at any time Outstanding shall be deemed to be the U.S. dollar equivalent at the Market Exchange Rate, determined as of the date of the original issuance of such Multi-Currency Note, of the principal amount of such Multi-Currency Note.

         DETAILS FOR SETTLEMENT OF MULTI-CURRENCY NOTES

         In addition to the Settlement information specified in "Settlement Procedures" above, the Presenting Agent shall communicate to the Company in the manner set forth in "Settlement Procedures" the following information:

                  1. Specified Currency

                  2. Denominations

                  3. Wire transfer and overseas bank account information (if holder has elected payment in a Specified Currency).

         Whether the sale is through an Agent or to an Agent, as principal, additional or different Settlement details may be set forth in an amendment to these administrative procedures to be agreed to by such Agent and the Company.

             SPECIAL ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

         Each Note will be represented by either a Global Security delivered to the Trustee, as agent for the Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC or a certificate delivered to the Holder thereof or a Person designated by such Holder. A Holder of a Book-Entry Note will not be entitled to receive a certificate representing such Note. In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement previously entered into between the Trustee and DTC, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Except as otherwise set forth in this Exhibit B, Book-Entry Notes will be issued in accordance with the administrative procedures set forth below.

         ISSUANCE

         On any date of settlement (as defined under "SETTLEMENT" below) of one or more Fixed Rate Book-Entry Notes, the Company will issue a single Global Security in fully registered form without coupons representing the principal amount of all of such Notes that have the same original issuance date, interest rate and Stated Maturity. Similarly, on any settlement date for one or more Floating Rate Book-Entry Notes, the Company will issue a single Global Security representing the principal amount of all of such Notes that have the same interest rate formula, original issuance date, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread, Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any) and Stated Maturity. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will have an interest accrual date (the "INTEREST ACCRUAL DATE"), which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note or
(iii) any Multi-Currency or Indexed Note.

         IDENTIFICATION NUMBERS

         The Company will arrange, on or prior to commencement of a program for the offering of Book-Entry Notes, with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP SERVICE BUREAU") for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Securities representing the Book-Entry Notes. The Trustee has or will obtain from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver to the Company and DTC such written list of 900 CUSIP numbers of such series. The Company will assign

CUSIP numbers to Global Securities as described below under Book Entry Settlement Procedure "B." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers the Trustee shall deliver such additional CUSIP numbers to the Company and DTC.

         REGISTRATION

         Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the indenture governing such Global Security. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "PARTICIPANTS") to act as agent or Agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

         TRANSFERS

         Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

         CONSOLIDATION AND EXCHANGE

         The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed Rate Book-Entry Notes having the same original issuance date, interest rate and Stated Maturity and with respect to which interest has been paid to the same date or (B) Floating Rate Book-Entry Notes having the same interest rate formula, original issuance date, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread or Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any) and with respect to which interest has been paid to the same date,
(ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of ouch a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. on the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $200,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "DENOMINATIONS" below).

         MATURITIES

         Each Book-Entry Note will mature on a date not less than nine months after the settlement date for such Note. A Floating Rate Book-Entry Note will mature only on an Interest Payment Date for such Note.

         DENOMINATIONS

         Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities representing one or more Book-Entry Notes will be denominated in principal amounts not in excess of $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $200,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

         INTEREST

         GENERAL. Interest on each Book-Entry Note will accrue from the Interest Accrual Date of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued through the day preceding, as the case may be, the Interest Payment Date or Maturity; provided, however, that if the Interest Reset Dates with respect to any such Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal for such Note is payable, will include interest accrued from but excluding the second preceding Regular Record Date to and including the next preceding Regular Record Date. Interest payable at the Maturity of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

         On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest

Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during the six-month period beginning on such Interest Determination Date first Business Day. Promptly after each for Book Entry Notes which are Floating Rate Notes, the Company will notify the Trustee, and the Trustee in turn will notify Standard & Poor's Corporation, of the interest rates determined on such Interest Determination Date.

         PAYMENTS OF PRINCIPAL AND INTEREST

         PAYMENTS OF INTEREST ONLY. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

         PAYMENTS AT MATURITY. On or about the first Business Day of each month, the Trustee will deliver to the Company, DTC and the Trustee a written List of principal and interest to be paid on each Global Security maturing in the following month. The Company, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity of such Global Security. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

         Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Trustee will cancel such Global Security and deliver it to the Company with an appropriate debit advice on the first Business Date of each month, the Trustee will prepare a written statement indicating the total principal amount of Outstanding Global Securities for which it serves as trustee as of the immediately preceding Business Day.

         MANNER OF PAYMENT. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee, with a copy to the Trustee under the Indenture governing such Global Securities if such Global ,Securities are of subordinated or junior subordinated rank. For maturity, redemption or any other principal payments: prior to 10 A.M. (New York City time) on such date or as soon as possible thereafter, the Trustee will make such payments to DTC in accordance with existing arrangements between DTC and the Trustee. DTC will allocate such payments to its participants in accordance with its existing operating procedures. Neither the Company (either as issuer or as paying Agent) nor the

Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

         The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

         BOOK ENTRY SETTLEMENT PROCEDURES

         Settlement Procedures with regard to each Book-Entry Note sold by the Company through an Agent, as agent, shall be as follows:

                  A. The Presenting Agent will advise the Company by telephone, telex or facsimile, of the following settlement information:

                           1. Exact name in which Note is to be registered
                  ("REGISTERED OWNER").

                           2. Exact address of the Registered Owner and address
                  for payments of principal and interest, if any.

                           3. Taxpayer identification number of the Registered
                  Owner.

                           4. Principal amount of the Note (and, if multiple
                  Notes are to be issued, denominations thereof).

                           5. Settlement date.

                           6. Stated Maturity.

                           7. issue Price and any OID information.

                           8. Trade date.

                           9. The DTC Participant account number of such Agent.

                           10. Interest rate:

                                    (a)  Fixed Rate Notes:

                                         (i)    interest rate

                                         (ii)   overdue rate, if any

                                    (b)  Floating Rate Notes:

                                         (i)    interest rate basis

                                         (ii)   initial interest rate

                                         (iii)  spread or spread multiplier, if
                                    any

                                         (iv)   interest rate reset periods

                                         (v)    interest payment dates

                                         (vi)   index maturity

                                         (vii)  minimum and minimum interest
                                    rate, if any

                                         (viii) record dates

                                         (ix)   interest determination dates

                                         (x)    overdue rate, if any

                           11. The date on or after which the Notes are
                  redeemable at the option of the Company, and additional redemption or repurchase provisions, if any.

                           12. Wire transfer information.

                           13. Presenting Agent's commission (to be paid in the
                  form of a discount from the proceeds remitted to the Company upon settlement).

                  B. The Company will assign a CUSIP number to the Global Security representing such Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Book Entry Settlement Procedure "A" above, such CUSIP number and the name of such Agent. If the Company rejects an offer, the Company will promptly notify the Agent and the Trustee.

                  C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Presenting Agent, Standard & Poor's Corporation and, upon request, the Trustee under the Indenture pursuant to which such Note is to be issued:

                           1. The information set forth in Book Entry Settlement
                  Procedure "A."

                           2. Identification as a Fixed Rate Book-Entry Note or
                  a Floating Rate Book-Entry Note.

                           3. Initial Interest Payment Date for such Note,
                  number of days by which such date succeeds the related "DTC RECORD DATE" (which term means the Regular Record Date except in the case of floating rate notes which reset daily or weekly in which case it means the date 5 calendar days immediately preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date.

                           4. Frequency of interest payments (monthly,
                  semiannually, quarterly, etc.).

                           5. CUSIP number of the Global Security representing
                  such Note.

                           6. Whether such Global Security will represent any
                  other Book-Entry Note (to the extent known at such time).

                  D. The Trustee will complete and authenticate the note certificate evidencing the Global Security representing such Book-Entry Note.

                  E. DTC will credit such Note to the Trustee's participant account at DTC.

                  F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less the Presenting Agent's commission.

                  G. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to the Presenting Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Note.

                  H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                  I. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F."

                  J. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Note with or prior to any written offer of Notes and the confirmation and payment by the purchaser of the Note.

                  The Presenting Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

         SETTLEMENT PROCEDURES TIMETABLE

         For orders of Book-Entry Notes solicited by an Agent, as agent, and accepted by the Company for settlement, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

            SETTLEMENT
             PROCEDURE                              TIME
                 A                  11:00 A.M. on the Sale Date
                 B                  2:00 P.M. on the Sale Date
                C-D                 3:00 P.M. on date before Settlement Date
                 E                  10:00 A.M. on Settlement Date
                F-G                 2:00 P.M. on Settlement Date
                 H                  4:45 P.M. on Settlement Date
                I-J                 5:00 P.M. on Settlement Date

         If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 2:00 P.M., as the case may be, on the first Business Day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 11:00 A.M. and 12:00 Noon, respectively, on the second Business Day before the settlement date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

         If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

         FAILURE TO SETTLE

         If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F," the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "canceled," make appropriate entries in the Trustee's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not ail, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

         If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Book Entry Settlement Procedures "F" and "G," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

         Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Book Entry Settlement Procedure "D," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

                                    EXHIBIT C

                          CENTERPOINT PROPERTIES TRUST
                                MEDIUM TERM NOTES
                               PURCHASE AGREEMENT


CenterPoint Properties Trust

Attention:        Chief Financial Officer

         The undersigned agrees to purchase the following principal amount of the Medium Term Notes (the "NOTES") described in the Distribution Agreement dated August 20, 2002 (as it may be supplemented or amended from time to time, the "DISTRIBUTION AGREEMENT"):

            Principal Amount:                           $____________
            Specified Currency:

            Denominated and Indexed Currencies:
            Interest Rate:                              ___%
            Discount:                                   ___% of Principal Amount
            Aggregate Price to be paid to Company (in
               immediately available funds):            $____________

            Settlement Date:                            _____________

            Other Terms:

         [In the case of notes issued in a foreign currency or currency unit, unless otherwise specified below, settlement and payments of principal and interest will be in U.S. dollars based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes denominated in such Specified Currency electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency.]

         Our obligation to purchase Notes hereunder is subject to the continued accuracy of your representations and warranties contained in the Distribution Agreement and to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 7 thereof. Our obligation hereunder is subject to the further condition that we shall receive (a) the opinions required to be delivered pursuant to Section 5(e) of the Distribution Agreement, (b) the certificate required to be delivered pursuant to Section 5(f) of the Distribution Agreement and (c) the letter referred to in Section 5(g) of the

Distribution Agreement, in each case dated as of the above Settlement Date. Terms used but not otherwise defined herein have the meanings assigned to them in the Distribution Agreement.

         In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Company, other than borrowings under the Company's revolving credit agreements and lines of credit, as may be amended, supplemented or replaced, the private placement of Company securities and issuances of the Company's commercial paper, without our prior express written consent.

         We may terminate this Agreement, immediately upon notice to you, at any time prior to the Settlement Date, if prior thereto there shall have occurred:
(i) any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders' equity, business, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries which in the opinion of the Agents, materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (iii) a general moratorium on commercial banking activities declared by Federal, Maryland or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) of the Rules and Regulations), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of a national emergency or war by the United States, an act of terrorism shall have been committed against the United States or any of its nationals or properties; or (iv) there shall have occurred such a calamity or crisis or such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities (or the effect of international conditions on the financial markets in the United States shall be such), that in the judgment of the Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principals pursuant to a Purchase Agreement, as the case may be. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Sections 4, 7 and 13 of the Distribution Agreement.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                         [NAME OF AGENT]



                                         By:___________________________________
                                                    Authorized Signatory
Confirmed and Accepted:

CENTERPOINT PROPERTIES TRUST



By: ______________________________
         Authorized Signatory

                                    EXHIBIT D

                 [FOREIGN CURRENCY] [INDEXED NOTE] AMENDMENT NO.
           TO DISTRIBUTION AGREEMENT DATED AUGUST 20, 2002, AS AMENDED


              [INSERT TITLE OF FOREIGN CURRENCY OR, IN THE CASE OF
                   INDEXED NOTES, THE DENOMINATED AND INDEXED
                                   CURRENCIES]

         The undersigned hereby agree that for the purposes of the issue and sale of Notes denominated in [title of currency or currency unit] (the "APPLICABLE FOREIGN CURRENCY") [and indexed to [title of currency or currency unit] (the "INDEXED CURRENCY")] pursuant to the Distribution Agreement, dated August 20, 2002, as it may be amended (the "DISTRIBUTION AGREEMENT"), the following additions and modifications shall be made to the Distribution Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Distribution Agreement of all Notes denominated in the Applicable Foreign Currency [and indexed to the Indexed Currency], whether offered on an agency or principal basis, but shall be of no effect with respect to Notes denominated in any currency or currency unit other than the Applicable Foreign Currency.

         Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement.

         [Insert appropriate additions and modifications to the Distribution Agreement, for example, to opinions of counsel, conditions to obligations and settlement procedures, etc.]

                                         Very truly yours,

                                         CENTERPOINT PROPERTIES TRUST



                                         By:__________________________________
                                                  Authorized Signatory

Confirmed and Accepted:

[NAMES OF AGENTS]

                                   EXHIBIT E-1

1. Each of the Company, CPFT, CRS and the Venture is validly existing and in good standing under the laws of their respective jurisdictions of organization, each is duly qualified to transact business and is in good standing under the laws of the jurisdictions specified in Schedule A to this opinion, and each has all power and authority necessary to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus.

2. The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock or membership interests of CPFT, CRS and the Venture have been duly and validly authorized and issued, are fully paid and non-assessable and are majority-owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and the Medium-Term Notes [and the 2002-1 Notes] conform to the description thereof contained in the Prospectus.

3. The Registration Statement was declared effective under the Securities Act as of November 7, 2000 and any required filing of the Prospectus and any supplements thereto pursuant to Rule 424(b) have been made in the manner and in within the time period required by Rule 424(b); to our knowledge after inquiry of the Commission staff, no stop order suspending the effectiveness of the Registration Statement, and no order directed at any amendment or supplement thereto has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

4. We have no knowledge of any legal or governmental proceeding that is pending or threatened against the Company that has caused us to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus but that is not so described. We have no knowledge of any contract to which the Company is a party or to which any of its property is subject that we have concluded is required to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement or the filings incorporated by reference therein but has not been so filed.

5. The Distribution Agreement has been duly authorized, executed and delivered by the Company.

6. The Indenture has been duly authorized, executed and delivered by the Company, is a valid and binding obligation of the Company, and (assuming due execution and delivery by the Trustee) is enforceable against the Company in accordance with its terms; the Indenture has been qualified under the Trust Indenture Act of 1939.

7. The issuance and sale of the Medium-Term Notes have been duly authorized by the Company; the Medium-Term Notes, when (a) executed and authenticated in accordance with the terms of the Indenture, (b) the terms thereof have been fixed by the Company in conformity with the Indenture, and (c) issued, sold and delivered to and paid for by the Agents in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company enforceable in accordance with their terms.

[8. The 2002-1 Notes have been duly authorized by the Company, have been executed and authenticated in accordance with the terms of the Indenture and constitute valid and binding obligations of the Company enforceable in accordance with their terms.]

9. The statements contained in the Prospectus under the captions "Description of Debt Securities," and "Federal Income Tax Considerations Relating to Our REIT Status," and the statements contained in the Prospectus Supplement under the captions "Description of Notes" and "Certain U.S. Federal Income Tax Considerations" in each case insofar as they constitute summaries of laws, documents or proceedings, are correct in all material respects.

10. None of the Company, CPFT, CRS or the Venture is an "investment company" within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

11. The execution, delivery and performance by the Company of the Distribution Agreement and the Purchase Agreement, if any, and the compliance by the Company with all of the provisions of the Distribution Agreement, the Purchase Agreement, if any, and the Indenture [, the issuance and sale of the 2002-1 Notes] and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary trust action and did not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries pursuant to any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2001, nor did or will such actions result in any violation of the provisions of the Declaration of Trust or by-laws of the Company or CPFT or any statute (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Distribution Agreement would be permitted) or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except for the registration of the Notes under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Agents, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body was or is required for the execution, delivery and performance of the Distribution Agreement by the Company and the consummation of the transactions contemplated thereby; [and, except for such consents, approvals, authorizations, registration and qualification as may be required under the applicable state securities law, no filing or registration with any such court or governmental agency or body is required for the issuance and sale of the 2002-1 Notes].

12. The Company is organized in conformity with the requirements for qualification as a REIT under the Code.

13. The Company has met the requirements to qualify as a REIT for its taxable years ending prior to the date hereof. If results of operations for its current taxable year and subsequent taxable years are in accordance with expectations set forth in an officer's certificate dated the date hereof, the Registration Statement and the Prospectus, the Company will continue to so qualify.

                                   EXHIBIT E-2

1. The Company has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

2. The Company has the requisite real estate investment trust power and authority to own, or hold under lease, its assets and conduct its business as described in the Prospectus.

3. The execution and delivery of the Distribution Agreement by the Company have been authorized by all necessary real estate investment trust action on the part of the Company under its Declaration of Trust and Bylaws and the Maryland REIT Law; and the Distribution Agreement has been duly executed and, to our knowledge, delivered by the Company.

4. The execution and delivery of the Indenture by the Company have been duly authorized by all necessary real estate investment trust action on the part of the Company under its Declaration of Trust and Bylaws and the Maryland REIT Law; and the Indenture has been duly executed and, to our knowledge, delivered by the Company.

5. The issuance and sale of the Medium-Term Notes pursuant to the Distribution Agreement have been duly authorized by all necessary real estate investment trust action on the part of the Company under its Declaration of Trust and Bylaws and the Maryland REIT Law; and when the remaining terms of the Medium-Term Notes, and the issuance and sale thereof, are established in accordance with the Distribution Agreement and the Indenture by the Board of Trustees or by a duly authorized officer or officers of the Company, and such Notes are executed and delivered by a duly authorized officer or officers of the Company, and are authenticated, issued and delivered against payment therefore, all in accordance with the terms of the Indenture in the Distribution Agreement, the Medium-Term Notes will have been duly executed and delivered by the Company.

[6. The 2002-1 Notes have been duly authorized by the Company, have been executed and authenticated in accordance with the terms of the Indenture and constitute valid and binding obligations of the Company enforceable in accordance with these terms.]

7. The execution and delivery by the Company of the Distribution Agreement and the Indenture, the compliance by the Company with the provisions of the Distribution Agreement and the Indenture (insofar as the provisions of the Indenture relate to the Notes) and the consummation of the transactions contemplated by the Distribution Agreement and the Indenture (insofar as the transactions contemplated by the Indenture relate to the Notes): (i) will not contravene any provision of the Maryland REIT Law; (ii) will not result in any violation of the provisions of the Declaration of Trust or Bylaws of the Company; and
         (iii) will not, to our knowledge, result in any violation of any order, rule, regulation or decree of any court or governmental agency or authority of the State of

         Maryland issued under or pursuant to the Maryland REIT Law and applicable to the properties, assets or business of the Company.

8. No authorization, approval, consent, decree or order of any court or governmental authority or agency is required under the Maryland REIT Law in connection with the offer, issuance and sale of the Notes in accordance with the Distribution Agreement and the Indenture, except for such as have been obtained or rendered, as the case may be.

9. The statements contained in the Prospectus under the caption "Certain Provisions of Maryland Law and of the CenterPoint Properties Trust Declaration of Trust and By-laws" insofar as such statements constitute summaries of Maryland law or of the Declaration of Trust or Bylaws of the Company, constitute a fair summary thereof.